EXHIBIT (j.1.)

Consent of KPMG LLP

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 20, 2021 with respect to the financial statements of Sit U.S. Government Securities Fund and Sit Quality Income Fund, Sit Tax-Free Income Fund, and Sit Minnesota Tax-Free Income Fund (each a series of Sit Mutual Funds II, Inc.), incorporated herein by reference and to the references to our Firm under the headings “Financial Highlights” in the Prospectus and “Custodian; Transfer Agent; Counsel; Accountants” in the Statement of Additional Information.

/s/ KPMG LLP

Minneapolis, Minnesota
March 28, 2022

C-17